INFORMATION REGARDING JOINT FILERS

Designated Filer of Form 4:                 Joseph Edelman

Date of Earliest Transaction Required to be Reported:          March 11, 2008

Issuer Name and Ticker Symbol:                Penwest Pharmaceuticals Co. [PPCO]

Names:        Perceptive Life Sciences Master Fund Ltd.
                  and Perceptive Advisors LLC

Address:      Perceptive Advisors LLC
              499 Park Avenue, 25th Floor
              New York, NY 10022

Signatures:

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC, are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Penwest Pharmaceuticals Co.


PERCEPTIVE LIFE SCIENCES MASTER FUND LTD.

By: Perceptive Advisors LLC, its investment manager


By:       /s/ Joseph Edelman
          -----------------------------------
          Joseph Edelman, managing member

PERCEPTIVE ADVISORS LLC

             /s/ Joseph Edelman
          -----------------------------------
By:       Joseph Edelman, managing member